EXHIBIT 23.5



                CONSENT OF INDEPENDENT CERTIFIED PUBLIC ACCOUNTANTS

We hereby consent to the incorporation by reference in the Registration Statement on Post-Effective Amendment No. 2 on Form S-8 to Form S-4 (No. 333-34517) of Cendant Corporation (formerly known as CUC International Inc.) of our report dated February 2, 1996, relating to the consolidated financial statements of Ideon Group, Inc., which appears in the Annual Report on Form 10-K of CUC International Inc. for the year ended January 31, 1997.



/s/  Price Waterhouse LLP.
PRICE WATERHOUSE LLP

Tampa, Florida
December 16, 1997